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                                 EXHIBIT 23.1


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1998 appearing on page 21 of A.C. Moore Arts & Crafts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
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Philadelphia, Pennsylvania
July 14, 1998